Exhibit 99.1

SS Innovations to Host SMRSC 2026 in New Delhi, India from April 9-11, 2026

Conference to Unite Global Leaders at the Forefront of Surgical Robotic Innovation

Fort Lauderdale, FL – April 7, 2026 – SS Innovations International, Inc. (the “Company” or “SS Innovations”) (Nasdaq: SSII), a developer of innovative surgical robotic technologies dedicated to making robotic surgery affordable and accessible to a global population, today announced that the Company is hosting the Global Multi-Specialty Robotic Surgery Conference (“SMRSC 2026”) in New Delhi, India from April 9-11, 2026.

In this third installment of the event, SMRSC 2026 will bring together distinguished surgeons, global thought leaders and prominent innovators to discuss and shape the future of robotic and minimally invasive surgery. Attendance at SMRSC 2026 is expected to surpass that of last year’s conference, which drew more than 1,400 attendees and 600 virtual participants from 17 nations.

Among this year’s conference highlights:

●	Live Telesurgeries – During SMRSC 2026, more than 20 live telesurgeries will be performed with the SSi Mantra surgical robotic system, spanning multiple specialties and led by top experts in robotic surgery. These live demonstrations will provide a platform to explore critical aspects of telesurgery, including connectivity, latency management, cybersecurity, and clinical protocols, further strengthening the foundation for widespread adoption.

●	SSi MantrAsana Tele Surgeon Console – Among the live telesurgeries to be conducted, several procedures will utilize the SSi MantrAsana Tele Surgeon Console, a compact self-contained chair-based version of the larger SSi Mantra surgeon command center that enables portability, requires less space, and facilitates the performance of telesurgeries from a wide range of settings including physician offices.

●	SSi Vimana Aero Drone System (the “SSi Vimana Aero”) – One of the innovations to be showcased at SMRSC 2026 is the SSi Vimana Aero, a drone deployed trauma surgery system currently under development. The SSi Vimana Aero is designed to bring expert robotic surgical care directly to wounded soldiers in active battle zones, bridging the critical time gap between initial point of injury and eventual medical evacuation from the frontlines. Deployed via a heavy-lift autonomous drone, the SSi Vimana Aero lands in proximity to the casualty and deploys two miniature robotic arms with seven degrees of freedom. A trauma surgeon remotely operates the SSi Vimana Aero, which is equipped with 5mm surgical instruments, through an SSi Mantra surgeon command center. The SSi Vimana Aero platform is designed to address hemorrhaging, wound repair, chest decompression, shrapnel extraction, and field suturing, among other procedures, to help stabilize patients until evacuation teams arrive.

●	Project Operion – An interactive window into the future of surgical robotic technologies, Project Operion will touch on: enhanced access and training beyond hospital walls; critical environments involving mobile high-tech surgical infrastructure; and telesurgery integration combining real-time connectivity with robotic precision to deliver long-distance healthcare. This immersive display of the “Operating Room of the Future,” showcases the benefits of a mobile operating room platform that is entirely on wheels.

●	MantraM Mobile Robotic Telesurgery Unit (the “MantraM bus”) – The MantraM bus, which is designed to bring specialized surgical robotic care to the patient and training to the medical professional regardless of location, will be on display at SMRSC 2026. The MantraM bus provides an opportunity to overcome traditional cost and distance hurdles, enabling delivery of world-class surgical care to underserved patient communities.

●	Multispecialty and Cardiac-Focused Sessions – Live surgical demonstrations and panel discussions at this year’s event will span specialties, including urology, thoracic, gastroenterology, head & neck, gynecology, colorectal, general and pediatric, among others, with separate cardiac-focused breakout sessions.

●	Distinguished Guests and Presenters – Renowned surgeons, medical professionals and educators from around the globe will be attending SMRSC 2026, including the Company’s Vice-Chairman, Dr. Fred Moll, who has been widely recognized as the “Father of Robotic Surgery.” Other guests of honor include Sri Madhusudan Sai, a global humanitarian and founder of a worldwide free healthcare mission; Dr. Naresh Treahan, Managing Director, Medanta; Dr. Mylswamy Annadurai, Former Director, ISRO Satellite Center; and Dr. Ashutosh Tewari, Chairman, Department of Urology at the Icahn School of Medicine at Mount Sinai.

Dr. Sudhir Srivastava, Chairman of the Board and Chief Executive Officer of SS Innovations, commented, “We are thrilled to host SMRSC 2026 this week in New Delhi, where global experts in surgical robotic care will convene to discuss innovation and the future of our field. From live telesurgeries and robotic surgeries to demonstrations of exciting new technologies, this year’s event will be our largest and will continue to elevate the theme of decentralizing and democratizing access to surgical robotic care.”

About SMRSC 2026

SMRSC 2026 is a global multi-specialty robotic surgery conference bringing together surgeons, innovators, educators, and healthcare leaders. The event will showcase live procedures, innovation, panel discussions, presentations by distinguished guests, and professional collaboration to shape the future of robotic surgery.

●	Dates: April 9–11, 2026

●	Location: New Delhi, India

●	Venue: West Plaza, Bharat Mandapam

To learn more, please visit: https://ssinnovations.com/SMRSC_2026/about/.

To register for the conference, please visit: https://ssinnovations.com/SMRSC_2026/register/.

About SS Innovations

SS Innovations International, Inc. (Nasdaq: SSII) develops innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger segment of the global population. The Company’s product range includes its proprietary “SSi Mantra” surgical robotic system and its comprehensive suite of “SSi Mudra” surgical instruments, which support a variety of surgical robotic procedures including cardiac surgery. An American company headquartered in India, SS Innovations plans to expand the global presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions. Visit the Company’s website at ssinnovations.com or LinkedIn for more information and updates.

About the SSi Mantra

The SSi Mantra surgical robotic system is a user-friendly, modular, multi-arm system with advanced technology features, including: 3 to 5 modular robotic arms, an open-faced ergonomic surgeon command center, a large 3D 4K monitor, a touch panel monitor for all patient related information display, a virtual real-time image of the robotic patient side arm carts, and the ability for superimposition of 3D models of diagnostic imaging. The optional SSi MantrAsana Tele Surgeon Console is a portable, compact alternative to the SSi Mantra’s standard surgeon command center that provides equivalent control functionality while enabling enhanced portability, ergonomic flexibility, and telesurgery capability. The SSi Mantra utilizes over 40 different types of robotic endo-surgical instruments to support different specialties, including cardiac surgery, and 5mm instruments for the pediatric population and ENT surgeries. A vision cart provides the table-side team with the same magnified 3D 4K view as the surgeon to provide better safety and efficiency. The SSi Mantra has been clinically validated in India in more than 100 different types of surgical procedures.

Forward Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations’ future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kahl@theequitygroup.com

Devin Sullivan, Managing Director

T: (212) 836-9608

dsullivan@theequitygroup.com

Media Contact:

RooneyPartners LLC

Kate Barrette

T: (212) 223-0561

kbarrette@rooneypartners.com

3